Exhibit 23.5
Consent Of iResearch Consulting Group
July 6, 2010
E-Commerce China Dangdang Inc.
4/F, Tower C, The 5th Square,
No.7, Chaoyangmen North Avenue, Dongcheng District
Beijing, P.R. China
Ladies and Gentlemen:
iResearch Consulting Group hereby consents to references to its name in the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) in relation to the initial public offering of E-Commerce China Dangdang Inc. (the “Company”) to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”).
iResearch Consulting Group further consents to inclusion of information, data and statements from the report entitled “Market influence evaluation for the B2C e-Commerce websites in China” (the “Report”) in the Company’s Registration Statement and SEC Filings, and citation of the Report in the Company’s Registration Statement and SEC Filings.
iResearch Consulting Group also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully For and on behalf of iResearch Consulting Group

/s/ Michael Ruan
Name:	Michael Ruan
Title:	Co-president

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